Exhibit 99.3

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES CLOSING OF PUBLIC OFFERING OF

$14 MILLION OF 7.75% NOTES

Branford, Connecticut, October 23, 2020 -- Sachem Capital Corp. (NYSE American: SACH) today closed on the sale of $14 million aggregate principal amount of its 7.75% unsecured, unsubordinated notes due 2025 (“Notes”). The net proceeds of the offering to Sachem Capital Corp. are expected to be approximately $13.35 million after payment of underwriting discounts and commissions and estimated offering expenses. The Notes are a further issuance of, rank equally in right of payment with and form a single series for all purposes under the indenture governing the Notes with the $14,363,750 aggregate principal amount of 7.75% Notes due 2025 that the company issued in September 2020 (collectively referred to as the “September 2025 Notes”). The Notes have been approved for listing on the NYSE American and will trade under the symbol “SCCC,” the same trading symbol for the other September 2025 Notes, starting today.

Sachem Capital Corp. has granted the underwriters a 30-day option to purchase up to an additional $2.1 million aggregate principal amount of Notes to cover over-allotments, if any. The over-allotment option expires November 20, 2020.

The Notes rank pari passu with the company’s other unsecured, unsubordinated indebtedness, whether currently outstanding or issued in the future. Including the Notes, Sachem currently has an aggregate of approximately $86.5 million unsubordinated, unsecured notes outstanding.

The Notes will mature on September 30, 2025, and may be redeemed, in whole or in part, at any time, or from time to time, at the company’s option on or after September 4, 2022. Interest on the Notes will accrue at the annual rate of 7.75% and will be payable quarterly, in arrears, on each March 30, June 30, September 30 and December 30 that the Notes are outstanding, beginning December 30, 2020.

Sachem plans to use the net proceeds from the sale of the Notes for working capital and general corporate purposes, i.e., primarily to fund new real estate loans secured by first mortgage liens. Sachem may also use the net proceeds to acquire other real estate finance companies or existing mortgage loan portfolios, although no such transactions are pending at this time.

The Notes have a private rating of BBB+ from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. Egan-Jones is a Nationally Recognized Statistical Ratings Organization (NRSRO) and is recognized by the National Association of Insurance Commissioners (NAIC) as a Credit Rating Provider (CRP). Egan-Jones is also certified by the European Securities and Markets Authority (ESMA). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Ladenburg Thalmann & Co. Inc., Janney Montgomery Scott LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD), acted as the lead joint book-running managers for the offering. Aegis Capital Corp. acted as co-manager for the offering.

The offering and sale of the Notes was made solely pursuant to an effective registration statement relating to, among other things, the Notes, and a related prospectus supplement, dated October 21, 2020, which contains a detailed description of the Notes and the terms of the offering, and an accompanying base prospectus, dated February 5, 2020, which, among other things, contains other important information about Sachem Capital Corp., its business, operations and financial condition. Copies of the prospectus supplement and the accompanying base prospectus, which form a part of the effective registration statement, may be obtained from any of: Ladenburg Thalmann, Attn: Syndicate Department, 277 Park Avenue, 26th Floor, New York, NY 10172, or by emailing prospectus@ladenburg.com (telephone number 1-800-573-2541); Janney Montgomery Scott LLC by emailing prospectus@janney.com; National Securities Corp., 200 Vesey Street, 25th Floor, New York, NY 10281, or by emailing prospectusrequest@nationalsecurities.com; or Aegis Capital Corp., Attn: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, or by emailing prospectus@aegiscap.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering or any other securities nor will there be any sale of the Notes or any other securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the company’s future results of operations and financial position, strategy and plans, and its expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

These forward-looking statements are based on the company’s current expectations and projections about future events and trends that the company believes may affect its financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the company’s Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future results, level of activity, performance or achievements. In addition, neither the company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements.

All forward-looking statements attributable to the company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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